Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Brandon Day	November 3, 2021
Title: Investor Relations Manager	For immediate release
Phone: 303-837-1661
Email: Brandond@whiting.com

Whiting Petroleum Reports Third Quarter 2021 Financial and Operating Results

Denver, November 3, 2021 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting” or the “Company”) today announced third quarter 2021 results.

Third Quarter 2021 Highlights

●	Revenue was $401 million for the quarter ending September 30, 2021
●	Net income (GAAP) was $198 million or $5.00 per diluted share
●	Adjusted net income (non-GAAP) was $142 million or $3.57 per diluted share
●	Adjusted EBITDAX (non-GAAP) was $201 million
●	September 30, 2021 net debt was $59 million (non-GAAP)

Lynn A. Peterson, President and CEO commented, “The team continues to execute on our business plan as demonstrated by the substantial cash provided by operating activities of $190 million during the quarter and $526 million for the nine-month period. The Company generated adjusted free cash flow during the quarter of $128 million and $347 million for the nine months ended September 30, 2021.  Commodity prices have continued to strengthen during the year and under current prices, the Company expects to continue to generate substantial free cash flow during the fourth quarter and end the year with no debt and positive cash on our balance sheet.”

Third Quarter 2021 Results

Revenue for the third quarter of 2021 increased $49 million to $401 million when compared to the second quarter of 2021, primarily due to increased commodity prices between periods.

Net income for the third quarter of 2021 was $198 million, or $5.00 per share, as compared to a net loss of $61 million, or $1.57 per share, for the second quarter of 2021.  Adjusted net income (non-GAAP) for the third quarter of 2021 was $142 million, or $3.57 per diluted share, as compared to $118 million, or $3.01 per diluted share, for the second quarter of 2021.  The primary difference between net income (loss) and adjusted net income for both periods is non-cash expense related to the change in the value of the Company’s hedging portfolio. The third quarter was also affected by the gain on sale of properties related to the previously announced divestiture.

The Company’s adjusted EBITDAX (non-GAAP) for the third quarter of 2021 was $201 million compared to $176 million for the second quarter of 2021.  This resulted in net cash provided by operating activities of $190 million and adjusted free cash flow (non-GAAP) of $128 million.  Adjusted EBITDAX (non-GAAP) for the nine months ended September 30, 2021 was $548 million. Net cash provided by operating activities was $526 million and adjusted free cash flow (non-GAAP) was $347 million for the nine months ended September 30, 2021.

Adjusted net income, adjusted net income per share, adjusted EBITDAX and adjusted free cash flow are non-GAAP financial measures.  Please refer to the end of this release for disclosures and reconciliations regarding these measures.

Production for the third quarter averaged 92.1 thousand barrels of oil equivalent per day (MBOE/d) which was consistent with the previous quarter of 92.6 MBOE/d.  Oil production averaged 51.8 thousand barrels of oil per day (MBO/d) compared to 53.4 MBO/d in the second quarter 2021.

Capital expenditures in the third quarter of 2021 were $67 million compared to the second quarter 2021 spend of $58 million.  During the quarter, the Company drilled 10 gross/5.6 net operated wells and turned in line 17 gross/9.1 net operated wells.

Lease operating expense (LOE) for the third quarter of 2021 was $57 million compared to $64 million in the second quarter of 2021. The decrease was primarily due to less operated expense workovers and ongoing cost reduction measures.  General and administrative expenses in the third quarter of 2021 of $12 million was consistent with the second quarter of 2021.  Both quarters included approximately $3 million of non-cash stock compensation costs.

Liquidity

As of September 30, 2021, the Company had a borrowing base of $750 million, borrowings of $72 million and unrestricted cash of $13 million, resulting in total liquidity of $689 million, net of outstanding letters of credit.  Whiting expects to continue to fund its operations fully within operating cash flow.  Based on the above guidance, the Company forecasts to be in a positive net cash position with no outstanding balance on its credit facility by the end of the 2021.

Conference Call

Whiting will host a conference call on Thursday, November 4, 2021 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the third quarter 2021 results. The call will be conducted by President and Chief Executive Officer Lynn A. Peterson, Executive Vice President Finance and Chief Financial Officer James P. Henderson, Executive Vice President Operations and Chief Operating Officer Charles J. Rimer and Investor Relations Manager Brandon Day. A question and answer session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:
Domestic Dial-in Number: (877) 328-5506
International Dial-in Number: (412) 317-5422
Webcast URL: https://dpregister.com/sreg/10160438/ed94216c08

Replay Information:
Conference ID #: 10160438
Replay Dial-In (Toll Free): (877) 344-7529 (U.S.), (855) 669-9658 (Canada)
Replay Dial-In (International): (412) 317-0088
Expiration Date: November 11, 2021

Commodity Price Hedging

The Company uses commodity hedges in order to reduce the effects of commodity price volatility and to satisfy the requirements of its credit facility.  The following table summarizes Whiting’s hedging positions as of October 31, 2021:

					Weighted Average
Settlement Period	Index	Derivative Instrument	Total Volumes	Units	Swap Price	Floor	Ceiling
Crude Oil
2021(1)	NYMEX WTI	Fixed Price Swaps	2,162,000	Bbl	$44.90	-	-
2021(1)	NYMEX WTI	Two-way Collars	1,150,000	Bbl	-	$42.48	$51.80
2022	NYMEX WTI	Fixed Price Swaps	2,275,000	Bbl	$69.29	-	-
2022	NYMEX WTI	Two-way Collars	11,204,000	Bbl	-	$47.07	$57.59
Q1-Q3 2023	NYMEX WTI	Two-way Collars	3,443,500	Bbl	-	$46.75	$58.87

Crude Oil Differentials
2021(1)	UHC Clearbrook to NYMEX	Fixed Price Swaps	30,500	Bbl	-$1.95	-	-

Natural Gas
2021(1)	NYMEX Henry Hub	Fixed Price Swaps	5,290,000	MMBtu	$3.16	-	-
2021(1)	NYMEX Henry Hub	Two-way Collars	2,760,000	MMBtu	-	$2.60	$2.79
2022	NYMEX Henry Hub	Fixed Price Swaps	8,009,000	MMBtu	$3.24	-	-
2022	NYMEX Henry Hub	Two-way Collars	17,304,000	MMBtu	-	$2.70	$3.32
Q1-Q3 2023	NYMEX Henry Hub	Two-way Collars	6,999,000	MMBtu	-	$2.42	$2.94

Natural Gas Basis
2021(1)	NNG Ventura to NYMEX	Fixed Price Swaps	2,760,000	MMBtu	-$0.07	-	-
Q1-Q2 2022	NNG Ventura to NYMEX	Fixed Price Swaps	6,230,000	MMBtu	$0.51	-	-
Q1-Q2 2023	NNG Ventura to NYMEX	Fixed Price Swaps	4,740,000	MMBtu	$0.20	-	-

NGL - Propane
2021(1)	Mont Belvieu	Fixed Price Swaps	9,660,000	Gallons	$0.78	-	-
2021(1)	Conway	Fixed Price Swaps	7,728,000	Gallons	$1.31	-	-
2022	Mont Belvieu	Fixed Price Swaps	19,110,000	Gallons	$1.08	-	-
2022	Conway	Fixed Price Swaps	19,110,000	Gallons	$1.17	-	-

(1)Includes settlement periods of October through December 2021.

Selected Operating and Financial Statistics

References to “Successor” refer to Whiting and its financial position and results of operations after its emergence from reorganization under chapter 11 of the Bankruptcy Code. References to “Predecessor” refer to Whiting and its financial position and results of operations on or before the emergence date (September 1, 2020).

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
Selected operating statistics:
Production
Oil (MBbl)	4,763	4,860
NGLs (MBbl)	1,919	1,793
Natural gas (MMcf)	10,745	10,666
Total production (MBOE)	8,472	8,431
Average prices
Oil (per Bbl):
Price received	$66.54	$63.46
Effect of crude oil hedging (1)	(16.57)	(13.64)
Realized price	$49.97	$49.82
Weighted average NYMEX price (per Bbl) (2)	$70.55	$66.03
NGLs (per Bbl):
Price received	$26.81	$15.76
Effect of NGL hedging (3)	(1.93)	(0.47)
Realized price	$24.88	$15.29
Natural gas (per Mcf):
Price received	$2.42	$1.25
Effect of natural gas hedging (4)	(0.82)	(0.04)
Realized price	$1.60	$1.21
Weighted average NYMEX price (per MMBtu) (2)	$3.95	$2.74
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$35.75	$33.50
Lease operating ($ per BOE)	6.68	7.61
Transportation, gathering, compression and other ($ per BOE)	1.04	0.88
Depreciation, depletion and amortization ($ per BOE)	6.13	6.12
General and administrative ($ per BOE)	1.41	1.42
Production and ad valorem taxes (% of sales revenue)	7%	7%

(1)

Whiting paid $79 million and $66 million in pre-tax cash settlements on crude oil hedges during the three months ended September 30, 2021 and June 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)

Whiting paid $4 million and $1 million in pre-tax cash settlements on NGL hedges during the three months ended September 30, 2021 and June 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(4)

Whiting paid $9 million and $0.4 million in pre-tax cash settlements on natural gas hedges during the three months ended September 30, 2021 and June 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020
Selected operating statistics:
Production
Oil (MBbl)	14,445	1,746	15,273	17,020
NGLs (MBbl)	5,272	559	4,522	5,081
Natural gas (MMcf)	31,661	3,631	29,667	33,299
Total production (MBOE)	24,993	2,910	24,740	27,650
Average prices
Oil (per Bbl):
Price received	$61.06	$34.58	$28.86	$29.45
Effect of crude oil hedging (1)	(12.78)	0.28	3.00	2.72
Realized price	$48.28	$34.86	$31.86	$32.17
Weighted average NYMEX price (per Bbl) (2)	$64.78	$39.63	$38.23	$38.37
NGLs (per Bbl):
Price received	$20.23	$3.19	$4.45	$4.31
Effect of NGL hedging (3)	(0.86)	-	-	-
Realized price	$19.37	$3.19	$4.45	$4.31
Natural gas (per Mcf):
Price received	$1.90	$(0.30)	$(0.06)	$(0.09)
Effect of natural gas hedging (4)	(0.28)	0.15	(0.01)	0.01
Realized price	$1.62	$(0.15)	$(0.07)	$(0.08)
Weighted average NYMEX price (per MMBtu) (2)	$3.09	$2.24	$1.76	$1.81
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$34.04	$21.34	$20.39	$20.49
Lease operating ($ per BOE)	7.21	6.37	6.40	6.39
Transportation, gathering, compression and other ($ per BOE)	0.93	0.68	0.90	0.88
Depreciation, depletion and amortization ($ per BOE)	6.29	6.91	13.69	12.98
General and administrative ($ per BOE)	1.37	3.55	3.71	3.69
Production and ad valorem taxes (% of sales revenue)	7%	10%	9%	9%

(1)

Whiting paid $185 million and received $46 million in pre-tax cash settlements on crude oil hedges during the nine months ended September 30, 2021 and September 30, 2020, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)

Whiting paid $5 million in pre-tax cash settlements on NGL hedges during the nine months ended September 30, 2021.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(4)

Whiting paid $9 million and received $0.3 million in pre-tax cash settlements on natural gas hedges during the nine months ended September 30, 2021 and September 30, 2020, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission.

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$401,037	$351,646
Total operating expenses	199,304	409,431
Total other expense, net	3,571	3,704
Net income (loss)	198,162	(61,489)
Per basic share	5.07	(1.57)
Per diluted share	5.00	(1.57)
Adjusted net income (1)	141,553	117,501
Per basic share	3.62	3.01
Per diluted share	3.57	3.01
Adjusted EBITDAX (1)	201,102	176,351
Net cash provided by operating activities	189,890	183,246
Adjusted free cash flow (1)	127,742	111,295

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$1,060,074	$61,084	$459,004	$520,088
Total operating expenses	914,489	30,877	4,651,298	4,682,175
Total other (income) expense, net	9,858	2,122	(170,459)	(168,337)
Net income (loss)	135,727	40,270	(3,965,461)	(3,925,191)
Per basic share (2)	3.48	1.06	(43.37)	(103.16)
Per diluted share (2)	3.44	1.06	(43.37)	(103.16)
Adjusted net income (loss) (1)	366,948	8,250	(209,656)	(201,406)
Per basic share (2)	9.42	0.22	(2.29)	(5.29)
Per diluted share (2)	9.29	0.22	(2.29)	(5.29)
Adjusted EBITDAX (1)	547,669	34,689	227,580	262,269
Net cash provided by operating activities	526,329	11,640	112,613	124,253
Adjusted free cash flow (1)	347,281	13,155	(132,564)	(119,409)

(1)

Reconciliations of net income (loss) to adjusted net income (loss) and adjusted EBITDAX and net cash provided by operating activities to adjusted free cash flow are included later in this news release.

(2)	For the combined nine months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	Successor
	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$12,909	$28,367
Accounts receivable trade, net	217,698	142,830
Prepaid expenses and other	14,325	19,224
Total current assets	244,932	190,421
Property and equipment:
Oil and gas properties, successful efforts method	2,166,379	1,812,601
Other property and equipment	45,671	74,064
Total property and equipment	2,212,050	1,886,665
Less accumulated depreciation, depletion and amortization	(203,628)	(73,869)
Total property and equipment, net	2,008,422	1,812,796
Other long-term assets	37,883	40,723
TOTAL ASSETS	$2,291,237	$2,043,940
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$57,518	$23,697
Revenues and royalties payable	193,474	151,196
Accrued capital expenditures	38,255	20,155
Accrued liabilities and other	35,572	42,007
Accrued lease operating expenses	22,730	23,457
Taxes payable	16,744	11,997
Derivative liabilities	299,602	49,485
Total current liabilities	663,895	321,994
Long-term debt	72,000	360,000
Asset retirement obligations	85,120	91,864
Operating lease obligations	15,550	17,415
Long-term derivative liabilities	83,355	9,750
Other long-term liabilities	2,159	14,113
Total liabilities	922,079	815,136
Commitments and contingencies
Equity:
Successor common stock, $0.001 par value, 500,000,000 shares authorized; 39,127,389 issued and outstanding as of September 30, 2021 and 38,051,125 issued and outstanding as of December 31, 2020	39	38
Additional paid-in capital	1,194,319	1,189,693
Accumulated earnings	174,800	39,073
Total equity	1,369,158	1,228,804
TOTAL LIABILITIES AND EQUITY	$2,291,237	$2,043,940

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
OPERATING REVENUES
Oil, NGL and natural gas sales	$394,333	$349,983
Purchased gas sales	6,704	1,663
Total operating revenues	401,037	351,646
OPERATING EXPENSES
Lease operating expenses	56,562	64,182
Transportation, gathering, compression and other	8,835	7,443
Purchased gas expense	5,496	1,178
Production and ad valorem taxes	28,712	25,669
Depreciation, depletion and amortization	51,927	51,618
Exploration and impairment	3,446	2,047
General and administrative	11,961	11,995
Derivative loss, net	122,559	255,409
Gain on sale of properties	(90,194)	(10,110)
Total operating expenses	199,304	409,431
INCOME (LOSS) FROM OPERATIONS	201,733	(57,785)
OTHER INCOME (EXPENSE)
Interest expense	(3,871)	(3,981)
Other income	300	277
Total other expense	(3,571)	(3,704)
NET INCOME (LOSS)	$198,162	$(61,489)
INCOME (LOSS) PER COMMON SHARE
Basic	$5.07	$(1.57)
Diluted	$5.00	$(1.57)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	39,121	39,067
Diluted	39,622	39,067

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020
OPERATING REVENUES
Oil, NGL and natural gas sales	$1,048,995	$61,084	$459,004	$520,088
Purchased gas sales	11,079	-	-	-
Total operating revenues	1,060,074	61,084	459,004	520,088
OPERATING EXPENSES
Lease operating expenses	180,083	18,526	158,228	176,754
Transportation, gathering, compression and other	23,306	1,980	22,266	24,246
Purchased gas expense	8,576	-	-	-
Production and ad valorem taxes	78,531	5,908	41,204	47,112
Depreciation, depletion and amortization	157,274	20,110	338,757	358,867
Exploration and impairment	8,115	4,207	4,184,830	4,189,037
General and administrative	34,247	10,345	91,816	102,161
Derivative (gain) loss, net	524,661	(30,594)	(181,614)	(212,208)
(Gain) loss on sale of properties	(100,304)	395	927	1,322
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
Total operating expenses	914,489	30,877	4,651,298	4,682,175
INCOME (LOSS) FROM OPERATIONS	145,585	30,207	(4,192,294)	(4,162,087)
OTHER INCOME (EXPENSE)
Interest expense	(12,955)	(2,128)	(73,054)	(75,182)
Gain on extinguishment of debt	-	-	25,883	25,883
Interest income and other	3,097	6	211	217
Reorganization items, net	-	-	217,419	217,419
Total other income (expense)	(9,858)	(2,122)	170,459	168,337
INCOME (LOSS) BEFORE INCOME TAXES	135,727	28,085	(4,021,835)	(3,993,750)
INCOME TAX EXPENSE (BENEFIT)
Current	-	2,316	2,718	5,034
Deferred	-	(14,501)	(59,092)	(73,593)
Total income tax benefit	-	(12,185)	(56,374)	(68,559)
NET INCOME (LOSS)	$135,727	$40,270	$(3,965,461)	$(3,925,191)
INCOME (LOSS) PER COMMON SHARE
Basic (1)	$3.48	$1.06	$(43.37)	$(103.16)
Diluted (1)	$3.44	$1.06	$(43.37)	$(103.16)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic (1)	38,963	38,051	91,423	38,051
Diluted (1)	39,479	38,051	91,423	38,051

(1)For the combined nine months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

Non-GAAP Financial Measures

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income

(in thousands, except per share data)

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
Net income (loss)	$198,162	$(61,489)
Adjustments:
Gain on sale of properties	(90,194)	(10,110)
Impairment expense	2,439	1,250
Total measure of derivative loss reported under U.S. GAAP	122,559	255,409
Total net cash settlements paid on commodity derivatives during the period	(91,413)	(67,559)
Adjusted net income (1)	$141,553	$117,501
Adjusted net income per share, basic (1)	$3.62	$3.01
Adjusted net income per share, diluted (1)	$3.57	$3.01

(1)

Adjusted net income and adjusted net income per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income and adjusted net income per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020
Net income (loss)	$135,727	$40,270	$(3,965,461)	$(3,925,191)
Adjustments:
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
(Gain) loss on sale of properties	(100,304)	395	927	1,322
Impairment expense	5,130	-	4,161,885	4,161,885
Gain on extinguishment of debt	-	-	(25,883)	(25,883)
Total measure of derivative (gain) loss reported under U.S. GAAP	524,661	(30,594)	(181,614)	(212,208)
Total net cash settlements received (paid) on commodity derivatives during the period	(198,266)	1,031	45,483	46,514
Reorganization items, net	-	-	(217,419)	(217,419)
Restructuring and other one-time costs (1)	-	9,333	32,888	42,221
Tax impact of basis difference for Whiting Canadian Holding Company ULC	-	(12,185)	(55,346)	(67,531)
Adjusted net income (loss) (2)	$366,948	$8,250	$(209,656)	$(201,406)
Adjusted net income (loss) per share, basic (2)(3)	$9.42	$0.22	$(2.29)	$(5.29)
Adjusted net income (loss) per share, diluted (2)(3)	$9.29	$0.22	$(2.29)	$(5.29)

(1)

Includes severance and restructuring charges incurred during a company restructuring in September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to and after emerging from chapter 11 bankruptcy and a litigation settlement.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(3)	For the combined nine months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
Net income (loss)	$198,162	$(61,489)
Interest expense	3,871	3,981
Interest income	-	(1)
Depreciation, depletion and amortization	51,927	51,618
Total measure of derivative loss reported under U.S. GAAP	122,559	255,409
Total cash settlements (paid) on commodity derivatives during the period	(91,413)	(67,559)
Non-cash stock-based compensation	2,744	2,455
Impairment expense	2,439	1,250
(Gain) on sale of properties	(90,194)	(10,110)
Adjusted EBITDA (1)	200,095	175,554
Exploration expense	1,007	797
Adjusted EBITDAX (1)	$201,102	$176,351

(1)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures. These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020
Net income (loss)	$135,727	$40,270	$(3,965,461)	$(3,925,191)
Interest expense	12,955	2,128	73,054	75,182
Interest income	(1)	(6)	(211)	(217)
Income tax benefit	-	(12,185)	(56,374)	(68,559)
Depreciation, depletion and amortization	157,274	20,110	338,757	358,867
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
Total measure of derivative (gain) loss reported under U.S. GAAP	524,661	(30,594)	(181,614)	(212,208)
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	(198,266)	1,031	45,483	46,514
Non-cash stock-based compensation	7,508	-	3,719	3,719
Impairment expense	5,130	-	4,161,885	4,161,885
Gain on extinguishment of debt	-	-	(25,883)	(25,883)
(Gain) loss on sale of properties	(100,304)	395	927	1,322
Reorganization items, net	-	-	(217,419)	(217,419)
Restructuring and other one-time costs (1)	-	9,333	32,888	42,221
Adjusted EBITDA (2)	544,684	30,482	204,635	235,117
Exploration expense	2,985	4,207	22,945	27,152
Adjusted EBITDAX (2)	$547,669	$34,689	$227,580	$262,269

(1)

Includes severance and restructuring charges incurred during a company restructuring in September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to and after emerging from chapter 11 bankruptcy and a litigation settlement.

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

(in thousands)

	Successor
	Three Months Ended
	September 30,	June 30,
	2021	2021
Net cash provided by operating activities	$189,890	$183,246
Changes in working capital	4,788	(13,483)
Accrued capital expenditures	(66,936)	(58,468)
Adjusted free cash flow (1)	$127,742	$111,295

	Successor		Predecessor	Non-GAAP
	Nine Months Ended September 30, 2021	One Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Nine Months Ended September 30, 2020
Net cash provided by operating activities	$526,329	$11,640	112,613	124,253
Changes in working capital	1,958	5,004	(59,815)	(54,811)
Accrued capital expenditures	(181,006)	(3,489)	(185,362)	(188,851)
Adjusted free cash flow (1)	$347,281	$13,155	$(132,564)	$(119,409)

(1)

Adjusted free cash flow is a non-GAAP measure.  This measure is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions and development activity and reduce its borrowings outstanding under its revolving credit facility.  This measure should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The Company is unable to present a reconciliation of forward-looking adjusted free cash flow because components of the calculation, including fluctuations in working capital accounts, are inherently unpredictable.  Moreover, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.  The Company believes that forward-looking estimates of adjusted free cash flow are important to investors because they assist in the analysis of its ability to generate cash from our operations.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana.  The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected production, cash flows, revenues, costs, capital expenditures and debt levels, the effect of acquisitions and divestitures and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “guidance,” or “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to, risks associated with:

●	declines in, or extended periods of low oil, NGL or natural gas prices;
●	the occurrence of epidemic or pandemic diseases, including the coronavirus pandemic;
●	actions of the Organization of Petroleum Exporting Countries and other oil exporting nations to set and maintain production levels;
●	the impacts of hedging on our results of operations;
●	regulatory developments, including the potential shutdown of the Dakota Access Pipeline and new or amended federal, state and local initiatives relating to the regulation of hydraulic fracturing, air emissions and other aspects of oil and gas operations that could have a negative effect on the oil and gas industry and/or increase costs of compliance;
●	the geographic concentration of our operations;
●	our inability to access oil and gas markets due to market conditions or operational impediments;
●	adequacy of midstream and downstream transportation capacity and infrastructure;
●	shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services;
●	adverse weather conditions that may negatively impact development or production activities;
●	potential losses and claims resulting from our oil and gas operations, including uninsured or underinsured losses;
●	lack of control over non-operated properties;
●	cybersecurity attacks or failures of our telecommunication and other information technology infrastructure;
●	revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors;
●	inaccuracies of our reserve estimates or our assumptions underlying them;
●	impact of negative shifts in investor sentiment and public perception towards the oil and gas industry and corporate governance standards;
●	climate change issues;
●	litigation and other legal proceedings; and
●	other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020.

We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.